Exhibit 99.1

Triumph Bancorp Reports Third Quarter Net Income to Common Stockholders of $5.7 Million.

DALLAS – October 28, 2015 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the third quarter of 2015.

“I am pleased that our third quarter results demonstrate performance in line with our strategic plan”, said Aaron P. Graft, Chief Executive Officer, Triumph Bancorp, Inc.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

Third Quarter Highlights

•

For the third quarter of 2015, net income was $5.9 million and net income available to common stockholders was $5.7 million, compared to net income of $4.7 million and net income available to common stockholders of $4.5 million for the quarter ended June 30, 2015.  The results for the quarter ended September 30, 2015 include a net benefit of $1.7 million recorded to increase the bargain purchase gain realized on the acquisition of Doral Money, Inc. (“DMI”), bringing the gain on this transaction to $14.2 million.

•

Fully diluted earnings per share were $0.32 for the quarter ended September 30, 2015, compared to $0.25 for the quarter ended June 30, 2015. Excluding the impact of third quarter 2015 measurement period adjustments to the bargain purchase gain associated with the DMI acquisition, adjusted fully diluted earnings per share were $0.22 for the quarter ended September 30, 2015.

•

For the quarter ended September 30, 2015, our annualized return on average common equity and return on average assets were 9.00% and 1.50%, respectively, compared to an annualized return on average common equity and return on average assets of 7.27% and 1.23%, respectively, for the quarter ended June 30, 2015.  Our ratio of tangible common stockholders’ equity to tangible assets was 14.50% as of September 30, 2015.

•	Total loans held for investment increased $32.6 million, or 2.8%, during the third quarter of 2015, and have increased $179.4 million, or 17.8%, during the nine months ended September 30, 2015.
•	Net interest margin (“NIM”) was 6.45% for the quarter ended September 30, 2015 and 6.59% for the nine months ended September 30, 2015.

Balance Sheet

Total loans held for investment were $1.185 billion at September 30, 2015, an increase of $32.6 million or 2.8% during the third quarter.  This increase was primarily due to continued organic growth in our commercial finance loan portfolio, which consists of factored receivables, asset based and equipment loans originated under our Triumph Commercial Finance brand, and healthcare asset based loans originated under our Triumph Healthcare Finance brand.  Our commercial finance loan portfolio totaled $497.8 million as of September 30, 2015, an increase of $30.1 million or 6.4% in the third quarter of 2015.

Total deposits were $1.200 billion at September 30, 2015, an increase of $10.8 million or 0.9% for the third quarter of 2015.  Non-interest-bearing deposits accounted for 14% of total deposits and non-time deposits accounted for 47% of total deposits. The average cost of our total funds was 0.64% for the quarter ended September 30, 2015 compared to 0.63% for the quarter ended June 30, 2015, on an annualized basis.

Net Interest Income

We earned net interest income for the quarter ended September 30, 2015 of $23.2 million compared to $24.6 million for the quarter ended June 30, 2015.  Yields on loans for the quarter ended September 30, 2015 were down 115 bps to 8.34% (7.96% adjusted to exclude loan discount accretion) compared to 9.49% (8.96% adjusted to exclude loan discount accretion) for the quarter ended June 30, 2015.   NIM decreased 75 bps to 6.45% for the quarter ended September 30, 2015 from 7.20% for the quarter ended June 30, 2015. NIM adjusted to exclude loan discount accretion was 6.14% for the quarter ended September 30, 2015 compared to 6.78% for the quarter ended June 30, 2015.  As previously reported, the higher NIM levels for the prior quarter ended June 30, 2015 were impacted by $2.3 million of delinquent interest and fees received in conjunction with the resolution and restructuring of two specific loans.

Asset Quality

Non-performing Assets (“NPAs”) improved 14 bps from June 30, 2015 to September 30, 2015 to 1.12% of total assets, and our ratio of past due to total loans improved to 2.14%.  We experienced net charge-offs of $0.1 million for the quarter ended September 30, 2015 compared to net charge-offs of $0.4 million for the quarter ended June 30, 2015.  Our provision for loan losses was $0.2 million for the quarter ended September 30, 2015 compared to $2.5 million for the quarter ended June 30, 2015. From June 30, 2015 to September 30, 2015, our allowance for loan and lease losses (“ALLL”) remained relatively stable from $11.5 million or 0.99% of total loans to $11.5 million or 0.97% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended September 30, 2015 of $6.3 million (or $4.6 million excluding the DMI bargain purchase adjustment) compared to $4.8 million for the quarter ended June 30, 2015.  Non-interest income for the quarter ended September 30, 2015 included $1.7 million of asset management fees earned by our asset management subsidiary, Triumph Capital Advisors.

For the quarter ended September 30, 2015, non-interest expense totaled $20.5 million, compared to $19.6 million for the quarter ended June 30, 2015.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, October 29, 2015.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 60864808.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/2kqvb5n3/lan/en. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 6, 2015.

Non-GAAP Financial Measures

This press release includes certain Non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Financial Highlights (Dollars in thousands):
Total assets	$1,581,463	$1,529,259	$1,472,743	$1,447,898	$1,347,798
Loans held for investment	$1,185,301	$1,152,679	$1,011,446	$1,005,878	$977,139
Deposits	$1,200,036	$1,189,259	$1,173,679	$1,165,229	$1,105,624
Net income available to common stockholders	$5,732	$4,457	$13,852	$2,021	$9,495

Performance Ratios - Annualized:
Return on average assets	1.50%	1.23%	3.93%	0.78%	3.01%
Return on average common equity (1)	9.00%	7.27%	23.95%	4.30%	26.84%
Return on average tangible common equity (1)	10.20%	8.28%	27.38%	5.11%	34.26%
Return on average total equity	8.96%	7.30%	23.31%	5.02%	23.16%
Yield on loans	8.34%	9.49%	8.50%	8.98%	8.66%
Adjusted yield on loans (1)	7.96%	8.96%	8.04%	8.29%	8.03%
Cost of interest bearing deposits	0.69%	0.65%	0.64%	0.61%	0.56%
Cost of total deposits	0.59%	0.56%	0.55%	0.52%	0.48%
Cost of total funds	0.64%	0.63%	0.63%	0.65%	0.59%
Net interest margin (1)	6.45%	7.20%	6.11%	6.58%	6.69%
Adjusted net interest margin (1)	6.14%	6.78%	5.76%	6.05%	6.19%
Net non-interest expense to average assets (1)	4.04%	3.95%	4.18%	4.44%	4.48%
Efficiency ratio (1)	73.85%	66.75%	79.70%	78.58%	78.29%

Asset Quality:(2)
Past due to total loans	2.14%	2.33%	2.91%	2.57%	2.61%
Non-performing loans to total loans	0.97%	1.12%	1.66%	1.66%	1.80%
Non-performing assets to total assets	1.12%	1.26%	1.62%	1.73%	2.05%
ALLL to non-performing loans	100.00%	88.51%	55.28%	53.02%	41.68%
ALLL to total loans	0.97%	0.99%	0.92%	0.88%	0.75%
Net charge-offs to average loans	0.01%	0.03%	0.02%	0.03%	0.03%

Capital:(3)
Tier 1 capital to average assets	16.87%	17.01%	17.35%	15.92%	12.20%
Tier 1 capital to risk-weighted assets	19.34%	19.16%	20.72%	19.56%	14.59%
Common equity tier 1 capital to risk-weighted assets	17.18%	16.98%	18.33%	N/A	N/A
Total capital to risk-weighted assets	20.21%	20.04%	21.51%	20.35%	15.27%
Total equity to total assets	16.69%	16.84%	17.16%	16.40%	13.05%
Total stockholders' equity to total assets	16.69%	16.84%	17.16%	16.40%	11.12%
Tangible common stockholders' equity to tangible assets	14.50%	14.51%	14.75%	14.00%	8.38%

Per Share Amounts:
Book value per share	$14.09	$13.73	$13.52	$12.68	$14.18
Tangible book value per share (1)	$12.48	$12.06	$11.84	$11.06	$11.17
Basic earnings per common share	$0.32	$0.25	$0.78	$0.14	$0.96
Diluted earnings per common share	$0.32	$0.25	$0.76	$0.14	$0.91
Shares outstanding end of period	18,040,072	18,041,072	17,963,783	17,963,783	9,886,778

Unaudited consolidated balance sheet as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
ASSETS
Total cash and cash equivalents	$115,783	$99,714	$178,442	$160,888	$75,625
Securities - available for sale	156,820	158,693	161,360	162,024	165,489
Securities - held to maturity	747	746	746	745	745
Loans held for sale	2,174	4,096	3,401	3,288	7,295
Loans held for investment	1,185,301	1,152,679	1,011,446	1,005,878	977,139
Allowance for loan and lease losses	(11,544)	(11,462)	(9,286)	(8,843)	(7,320)
Loans, net	1,173,757	1,141,217	1,002,160	997,035	969,819
FHLB and FRB stock	7,992	5,707	4,466	4,903	5,826
Premises and equipment, net	21,807	21,677	21,716	21,933	21,744
Other real estate owned ("OREO"), net	6,201	6,322	6,991	8,423	10,019
Goodwill and intangible assets, net	28,995	30,174	30,211	29,057	29,783
Bank-owned life insurance	29,406	29,295	29,193	29,083	28,955
Deferred tax asset, net	15,838	15,582	14,983	15,956	16,523
Other assets	21,943	16,036	19,074	14,563	15,975
Total assets	$1,581,463	$1,529,259	$1,472,743	$1,447,898	$1,347,798
LIABILITIES
Non-interest bearing deposits	$167,931	$164,560	$167,538	$179,848	$154,750
Interest bearing deposits	1,032,105	1,024,699	1,006,141	985,381	950,874
Total deposits	1,200,036	1,189,259	1,173,679	1,165,229	1,105,624
Customer repurchase agreements	15,584	13,011	8,666	9,282	15,644
Federal Home Loan Bank advances	61,000	19,000	—	3,000	—
Senior secured note	—	—	—	—	11,630
Junior subordinated debentures	24,620	24,553	24,487	24,423	24,359
Other liabilities	16,304	25,957	13,234	8,455	14,713
Total liabilities	1,317,544	1,271,780	1,220,066	1,210,389	1,171,970
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	181	181	180	180	99
Additional paid-in-capital	193,465	192,605	191,745	191,049	105,304
Treasury stock, at cost	(184)	(170)	(161)	(161)	(68)
Retained earnings	59,785	54,053	49,596	35,744	34,014
Accumulated other comprehensive income	926	1,064	1,571	951	836
Total stockholders’ equity	263,919	257,479	252,677	237,509	149,931
Noncontrolling interests	—	—	—	—	25,897
Total equity	263,919	257,479	252,677	237,509	175,828
Total liabilities and equity	$1,581,463	$1,529,259	$1,472,743	$1,447,898	$1,347,798

Unaudited consolidated statement of income for the three months ended:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Interest income:
Loans, including fees	$15,716	$17,158	$13,239	$14,138	$13,706
Factored receivables, including fees	8,829	8,654	7,509	8,367	7,681
Taxable securities	649	659	678	644	666
Tax exempt securities	17	16	12	14	15
Cash deposits	92	110	141	117	50
Total interest income	25,303	26,597	21,579	23,280	22,118
Interest expense:
Deposits	1,764	1,667	1,570	1,498	1,289
Senior secured note	—	—	—	173	134
Junior subordinated debentures	283	278	272	276	276
Other borrowings	25	7	12	4	24
Total interest expense	2,072	1,952	1,854	1,951	1,723
Net interest income	23,231	24,645	19,725	21,329	20,395
Provision for loan losses	165	2,541	645	1,811	1,375
Net interest income after provision for loan losses	23,066	22,104	19,080	19,518	19,020
Non-interest income:
Service charges on deposits	710	666	612	647	811
Card income	574	578	523	516	544
Net OREO gains/(losses) and valuation adjustments	(58)	52	26	(242)	(11)
Net gains on sale of securities	15	242	—	62	10
Net gains on sale of loans	363	491	542	437	484
Fee income	542	502	422	553	448
Gain on branch sale	—	—	—	—	12,619
Bargain purchase gain	1,708	—	12,509	—	—
Asset management fees	1,744	1,274	958	486	374
Other	700	964	1,067	1,262	525
Total non-interest income	6,298	4,769	16,659	3,721	15,804
Non-interest expense:
Salaries and employee benefits	12,416	12,042	13,269	12,752	11,032
Occupancy, furniture and equipment	1,575	1,555	1,572	1,429	1,319
FDIC insurance and other regulatory assessments	252	271	263	221	280
Professional fees	1,344	852	1,327	1,146	1,043
Amortization of intangible assets	1,179	895	764	727	746
Advertising and promotion	618	526	543	366	1,102
Communications and technology	951	927	886	961	954
Other	2,210	2,567	2,159	2,083	1,985
Total non-interest expense	20,545	19,635	20,783	19,685	18,461
Net income before income tax	8,819	7,238	14,956	3,554	16,363
Income tax expense	2,891	2,586	912	747	6,089
Net income	$5,928	$4,652	$14,044	$2,807	$10,274
Effect of noncontrolling interests and preferred shares	(196)	(195)	(192)	(786)	(779)
Net income available to common stockholders	$5,732	$4,457	$13,852	$2,021	$9,495

Loans held for investment summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Commercial real estate	$247,175	$234,090	$236,659	$249,164	$261,836
Construction, land development, land	52,446	46,743	52,203	42,914	45,996
1-4 family residential properties	77,043	75,588	73,605	78,738	80,419
Farmland	25,784	25,701	24,805	22,496	20,059
Commercial	468,055	454,161	371,614	364,567	340,316
Factored receivables	201,803	199,716	171,452	180,910	169,112
Consumer	10,632	10,993	11,201	11,941	12,527
Mortgage warehouse	102,363	105,687	69,907	55,148	46,874
Total loans	$1,185,301	$1,152,679	$1,011,446	$1,005,878	$977,139

A portion of our total loan portfolio consists of commercial finance products offered on a nationwide basis, as further summarized below:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Equipment*	$143,483	$138,018	$118,273	$106,354	$94,460
Asset based lending (General)*	85,641	64,836	36,511	46,388	50,046
Asset based lending (Healthcare)*	66,832	65,083	59,572	41,770	40,885
Factored receivables	201,803	199,716	171,452	180,910	169,112
Commercial finance	$497,759	$467,653	$385,808	$375,422	$354,503

Total loans held for investment	$1,185,301	$1,152,679	$1,011,446	$1,005,878	$977,139
Commercial finance as a % of total	42%	41%	38%	37%	36%
Community banking as a % of total	58%	59%	62%	63%	64%
*

Denotes equipment loans offered under our Triumph Commercial Finance brand, general asset based loans offered under our Triumph Commercial Finance brand and healthcare asset based loan products offered under our Triumph Healthcare Finance brand.

Deposits summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Non-interest bearing demand	$167,931	$164,560	$167,538	$179,848	$154,750
Interest bearing demand	206,603	228,909	231,718	236,525	209,491
Individual retirement accounts	58,619	56,285	55,773	55,034	54,378
Money market	117,888	116,019	120,001	117,514	125,371
Savings	72,244	73,016	74,236	70,407	72,012
Certificates of deposit	526,732	500,451	474,413	455,901	439,603
Brokered deposits	50,019	50,019	50,000	50,000	50,019
Total deposits	$1,200,036	$1,189,259	$1,173,679	$1,165,229	$1,105,624

Net interest margin summarized for the three months ended:

	September 30, 2015			June 30, 2015
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$96,566	$92	0.38%	$119,969	$110	0.37%
Taxable securities	154,254	598	1.54%	153,073	609	1.60%
Tax exempt securities	2,554	17	2.64%	3,643	16	1.76%
FHLB and FRB stock	6,959	51	2.91%	5,288	50	3.79%
Loans	1,167,670	24,545	8.34%	1,090,472	25,812	9.49%
Total interest earning assets	$1,428,003	$25,303	7.03%	$1,372,445	$26,597	7.77%
Non-interest earning assets:
Other assets	137,695			138,600
Total assets	$1,565,698			$1,511,045
Interest bearing liabilities:
Deposits:
Interest bearing demand	$211,823	$32	0.06%	$239,033	$36	0.06%
Individual retirement accounts	57,227	177	1.23%	55,778	168	1.21%
Money market	116,375	66	0.23%	116,517	66	0.23%
Savings	72,617	9	0.05%	74,088	9	0.05%
Certificates of deposit	509,224	1,354	1.05%	485,533	1,263	1.04%
Brokered deposits	50,002	126	1.00%	50,002	125	1.00%
Total deposits	1,017,268	1,764	0.69%	1,020,951	1,667	0.65%
Junior subordinated debentures	24,580	283	4.57%	24,513	278	4.55%
Short-term borrowings	69,778	25	0.14%	28,862	7	0.10%
Total interest bearing liabilities	$1,111,626	$2,072	0.74%	$1,074,326	$1,952	0.73%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	171,887			170,240
Other liabilities	19,841			10,825
Total equity	262,344			255,654
Total liabilities and equity	$1,565,698			$1,511,045
Net interest income		$23,231			$24,645
Interest spread			6.29%			7.04%
Net interest margin			6.45%			7.20%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share amounts)	2015	2015	2015	2014	2014
Net income	$5,928	$4,652	$14,044	$2,807	$10,274
Less: gain on branch sale, net of tax	—	—	—	—	7,892
Less: bargain purchase gain, non-taxable	1,708	—	12,509	—	—
Add: merger and acquisition expenses, net of tax	—	—	158	—	—
Add: incremental bonus related to acquisition, net of tax	—	—	1,138	—	—
Less: escrow recovery from Doral Healthcare Finance, net of tax	—	—	195	—	—
Adjusted net income	$4,220	$4,652	$2,636	$2,807	$2,382
Effect of noncontrolling interests and preferred shares	(196)	(195)	(192)	(786)	(779)
Adjusted net income available to common stockholders	$4,024	$4,457	$2,444	$2,021	$1,603

Weighted average shares outstanding - diluted	18,587,821	17,813,825	18,428,663	14,261,717	10,602,155
Less: adjusted effects of assumed Preferred Stock conversion	676,351	—	676,351	—	676,351
Adjusted weighted average shares outstanding - diluted	17,911,470	17,813,825	17,752,312	14,261,717	9,925,804
Adjusted diluted earnings per common share	$0.22	$0.25	$0.14	$0.14	$0.16

Average common equity	$252,599	N/A	$234,555	N/A	N/A
Less: average contribution impact of DMI transaction	1,708	N/A	3,549	N/A	N/A
Adjusted average common equity	250,891	N/A	231,006	N/A	N/A
Adjusted return on average common equity	6.36%	N/A	4.29%	N/A	N/A

Average total assets	$1,565,698	N/A	$1,449,791	N/A	N/A
Less: average contribution impact of DMI transaction	1,708	N/A	3,549	N/A	N/A
Adjusted average total assets	1,563,990	N/A	1,446,242	N/A	N/A
Adjusted return on average total assets	1.07%	N/A	0.74%	N/A	N/A

Net income available to common stockholders	$5,732	$4,457	$13,852	$2,021	$9,495
Average tangible common equity	222,884	215,846	205,204	156,888	109,944
Return on average tangible common equity	10.20%	8.28%	27.38%	5.11%	34.26%

Efficiency ratio:
Net interest income	$23,231	$24,645	$19,725	$21,329	$20,395
Non-interest income	6,298	4,769	16,659	3,721	15,804
Operating revenue	29,529	29,414	36,384	25,050	36,199
Less: gain on branch sale	—	—	—	—	12,619
Less: bargain purchase gain	1,708	—	12,509	—	—
Less: escrow recovery from Doral Healthcare Finance	—	—	300	—	—
Adjusted operating revenue	$27,821	$29,414	$23,575	$25,050	$23,580
Total non-interest expenses	$20,545	$19,635	$20,783	$19,685	$18,461
Less: merger and acquisition expenses	—	—	243	—	—
Less: incremental bonus related to acquisition	—	—	1,750	—	—
Adjusted non-interest expenses	$20,545	$19,635	$18,790	$19,685	$18,461
Efficiency ratio	73.85%	66.75%	79.70%	78.58%	78.29%

Net non-interest expense to average assets ratio:
Total non-interest expenses	$20,545	$19,635	$20,783	$19,685	$18,461
Less: merger and acquisition expenses	—	—	243	—	—
Less: incremental bonus related to acquisition	—	—	1,750	—	—
Adjusted non-interest expense	$20,545	$19,635	$18,790	$19,685	$18,461

Total non-interest income	$6,298	$4,769	$16,659	$3,721	$15,804
Less: bargain purchase gain	1,708	—	12,509	—	—
Less: gain on branch sale	—	—	—	—	12,619
Less: escrow recovery from Doral Healthcare Finance	—	—	300	—	—
Adjusted non-interest income	$4,590	$4,769	$3,850	$3,721	$3,185
Adjusted net non-interest expenses	$15,955	$14,866	$14,940	$15,964	$15,276
Average total assets	$1,565,698	$1,511,045	$1,449,791	$1,427,475	$1,354,207
Net non-interest expense to average assets ratio	4.04%	3.95%	4.18%	4.44%	4.48%

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share amounts)	2015	2015	2015	2014	2014
Reported yield on loans	8.34%	9.49%	8.50%	8.98%	8.66%
Effect of accretion income on acquired loans	(0.38%)	(0.53%)	(0.46%)	(0.69%)	(0.63%)
Adjusted yield on loans	7.96%	8.96%	8.04%	8.29%	8.03%

Reported net interest margin	6.45%	7.20%	6.11%	6.58%	6.69%
Effect of accretion income on acquired loans	(0.31%)	(0.42%)	(0.35%)	(0.53%)	(0.50%)
Adjusted net interest margin	6.14%	6.78%	5.76%	6.05%	6.19%

Total stockholders' equity	$263,919	$257,479	$252,677	$237,509	$149,931
Less: Preferred stock liquidation preference	9,746	9,746	9,746	9,746	9,746
Total common stockholders' equity	254,173	247,733	242,931	227,763	140,185
Less: Goodwill and other intangibles	28,995	30,174	30,211	29,057	29,783
Tangible common stockholders' equity	$225,178	$217,559	$212,720	$198,706	$110,402
Common shares outstanding	18,040,072	18,041,072	17,963,783	17,963,783	9,886,778
Tangible book value per share	$12.48	$12.06	$11.84	$11.06	$11.17

Total assets at end of period	$1,581,463	$1,529,259	$1,472,743	$1,447,898	$1,347,798
Less: Goodwill and other intangibles	28,995	30,174	30,211	29,057	29,783
Adjusted total assets at period end	$1,552,468	$1,499,085	$1,442,532	$1,418,841	$1,318,015
Tangible common stockholders' equity ratio	14.50%	14.51%	14.75%	14.00%	8.38%
1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Adjusted average common equity” is defined as average common equity less the average contribution impact of acquisitions.
•	“Adjusted average total assets” is defined as average total assets less the average contribution impact of acquisitions.
•	“Adjusted return on average common equity” is defined as adjusted net income available to common stockholders divided by adjusted average common equity.
•	“Adjusted return on average total assets” is defined as adjusted net income available to common stockholders divided by adjusted average total assets.
•	"Net interest margin" is defined as net interest income divided by average interest-earning assets.
•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.

•

"Efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans roll off of our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

2)	Asset quality ratios exclude loans held for sale.
3)	Current quarter ratios are preliminary and, beginning January 1, 2015, are calculated under the requirements of Basel III.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com

214-365-6930